UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

AUGMEDIX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Augmedix, Inc.: Employee FAQ

1.	What was announced, and what does it mean?

●	Augmedix announced that it has entered into a definitive agreement to be acquired by Commure, Inc. that values Augmedix at approximately $139 million in equity value.

●	Under the terms of the agreement, Augmedix stockholders will receive $2.35 per share in cash for each share of common stock they own as of the closing date of the transaction.

●	Upon completion of the transaction, Augmedix will become a privately held company, as a wholly-owned subsidiary of Commure.

●	This combination with Commure represents an exciting opportunity as we embark on our next chapter to scale ambient documentation solutions to even more clinicians and health systems while simultaneously accelerating efforts to infuse more innovative features and integrations into our product suite. Augmedix and Commure hope you are excited about this better-together combination, and we believe that our customers and partners will also view this news with enthusiasm.

2.	What does the transaction mean for Augmedix employees?

●	Between now and the close of the transaction, it is business as usual at Augmedix. We will provide additional information as we continue working through the process of completing the transaction.

●	After the deal closes, we expect that cash compensation and benefits will generally continue as is or be comparable to what we have today.

●	As always, we ask that you stay focused on the mission of providing excellent customer service.

3.	Who is Commure?

●	Commure is a leading digital health company based in Mountain View, CA. Commure believes that the administrative and technological burden facing the healthcare workforce today has overtime eroded the human side of healthcare –– separating providers from the reason why they got into medicine in the first place: seeing patients and providing exceptional care. Commure’s mission is to once again make health the focus of healthcare by using AI and automation to eliminate distractions and keep providers connected to their patients throughout the care journey. The Commure suite of automated and AI-enabled hardware, software, and services results in happier and healthier patients, less time wasted on administrative tasks, safer staff, and more reliable insurance reimbursements. Since merging with Athelas, Commure’s growing suite of solutions now includes Patient Engagement, Workflow Automation, Staff Safety, At-Home Patient Monitoring, Billing Solutions, and Automated Dictation. Commure supports more than 250,000 clinicians and staff and hundreds of thousands of patients across hundreds of care sites. Visit commure.com, athelas.com, or LinkedIn to learn more.

●	Commure’s customers include leading hospital systems such as HCA Healthcare, Thomas Jefferson University, UCLA and Boston Children’s.

●	Commure’s Board of Directors includes Dr. Michael Schlosser, SVP, Care Transformation and Innovation at HCA Healthcare. Dr. Schlosser has been a longstanding champion of Augmedix’s innovation efforts.

●	From our interactions with the senior Commure team we believe they have great respect for Augmedix, our team, our partners, and our core values.

●	Additional information can be found at www.Commure.com.

4.	What are Commure’s plans for the Company? Will there be changes to Augmedix’s strategy, business priorities?

●	Commure is acquiring our Company because they believe in Augmedix and are strongly aligned with our vision for the future.

●	We are confident that, in unison with Commure, we can accelerate our joint commercial scaling efforts to serve more clinicians and health systems in need of solutions to improve efficiencies and combat clinician burnout. Further, by partnering with Commure, we believe we will be able to more quickly realize our vision of layering in additional integrations, point-of-care bidirectional features, and structured data capabilities on top of a best-in-class ambient documentation platform.

●	Commure especially values the fact that:

a.	Augmedix serves the broadest spectrum of care specialties and settings compared to other players in the space. While plans are still being developed, Commure expects that it will continue to guide our teams to proceed with this multi-specialty approach, with an ongoing focus on the Emergency Medicine / acute care domain and HCA as our lighthouse innovation partner.

b.	Augmedix provides a broad suite of product offerings, including Augmedix Go, Augmedix Go Assist, and Augmedix Live. This product breadth is highly differentiated vs competitive offerings. While plans are still being developed, Commure expects to continue to invest in all three product service lines.

●	Still, we expect there to be some changes over time as they work with us to unlock our next phase of growth.

●	In fact, we believe that the significant resources, deep industry expertise, and enhanced flexibility we gain through this transaction will enable us to take advantage of the opportunities we have, pursue new, bigger ideas, and accelerate the work we are doing to create a future-focused, values-driven company that is well-positioned for long-term growth.

5.	What does it mean to become a privately held company?

●	Becoming a private company means that, once the transaction is completed, Augmedix’s stock will no longer be listed or traded on the Nasdaq Stock Exchange, and we will cease to be an SEC-reporting company.

●	While this is a change in the Company’s ownership structure, at this time, we do not expect it to change our strategy or business priorities.

●	Prior to the completion of the transaction, Augmedix remains a publicly owned company, and we are operating as usual.

6.	When do you expect the transaction to close? What approvals are required?

●	The transaction is expected to close in the late third quarter or early fourth quarter of 2024, subject to customary closing conditions, including approval by Augmedix stockholders.

7.	Will Augmedix continue to be headquartered in San Francisco, California? Will there be changes to Augmedix’s other facilities and operating locations?

●	In the near term, we expect that Augmedix will continue to be headquartered in San Francisco, California. In the long term, we expect our headquarters to remain in the San Francisco Bay Area.

●	We do not currently expect any changes to Augmedix’s operating locations or facilities as a result of the transaction.

●	As always, we will continue to ensure our operating footprint best supports the needs of the business and our customers.

8.	What will happen to the Augmedix shares I own? Can I trade them?

●	At the closing, all Augmedix shares that are owned will be canceled in exchange for the right to receive $2.35 per share (the “Per Share Price”) in cash.

●	Since we will continue to operate as a public company until the transaction closes, all trading windows will still apply.

9.	What happens to Augmedix stock options, stock appreciation rights (SARs) and restricted stock units (RSUs) (collectively, “Awards”)?

●	Awards that are vested or that vest due to the closing of the transaction will be “cashed out,” i.e., they will be canceled and the intrinsic value of the award will be paid in cash in connection with the closing, subject to applicable tax withholdings.

i.	For stock options and SARs, the intrinsic value that will be paid (before applicable tax withholdings) will be equal to the excess, if any, of the Per Share Price paid in the acquisition for a share of Augmedix common stock over the exercise price of the option or SAR. If the option or SAR is “underwater,” meaning the Per Share Price is less than the exercise price, no amount will be paid and the option or SAR will be cancelled.

ii.	For RSUs, the Per Share Price will be paid for each vested RSU, less applicable tax withholdings.

●	Awards that are not vested will be canceled and replaced with a right to receive an amount in cash (calculated the same way as the cash payment is calculated for vested awards). Such unvested cash amount will generally be subject to the same terms (including the same vesting conditions applicable to such unvested Award) and be paid at the same time the unvested portion of the Award would have vested pursuant to its terms. Your unvested cash amount will be subject to the same employment conditions that applied to your unvested Award. Similar to vested stock options and SARs, no such cash award will be provided for unvested stock options or SARs that are “underwater.”

●	You should consult your own advisor to determine the tax consequences related to your Awards.

10.	What should I tell customers, partners/suppliers who ask me about the transaction?

●	To the extent customers, partners/suppliers have questions about the transaction, you should tell them that:

−	We are operating as usual.

−	Our focus is, and continues to be, on providing the innovation, capabilities and world-class service that help drive our customers’ success.

−	We appreciate the role our partners and suppliers have in supporting this work.

●	If you have any questions regarding what you should or should not communicate to customers and partners or suppliers, please contact [*] at [*].

11.	What should I do if I am contacted by stockholders, analysts or the media or other third parties?

●	Consistent with company policy, if you receive any inquiries from investors, analysts or media, please forward them to Matt Chesler, CFA, FNK IR at investors@augmedix.com.

12.	Who should I contact if I have additional questions?

●	If you have any questions about this announcement, please contact your manager, executive leader or HR directly. HR can be reached through [*] at [*].

●	We will keep you informed as we move toward the closing of the transaction and thank you for your continued dedication to Augmedix.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of Augmedix, Inc. (the “Company”) by Commure, Inc. (“Parent”) (the “Merger”) and the expected timing of the closing of the Merger and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive agreement between the Company and Parent relating to the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at ir.augmedix.com under the link “SEC Filings” or by contacting the Company’s Investor Relations department via e-mail at investors@augmedix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of such participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.